N-SAR Exhibit: Sub-item 77D(g)
Legg Mason Partners Equity Trust
ClearBridge Large Cap Growth Fund

Item 77D:Policies with respect to security investments
In response to Sub-Item 77(D)(g) the Registrant incorporates by reference the supplement to the fund?s Prospectus and Statement of Additional Information as filed with the Securities and Exchange Commission pursuant to Rule 497(c) of the Securities Act of 1933 on December 24, 2014 (Accession No. 0001193125-14-453524).